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                                                                  EXHIBIT 8.2(c)
                                                 Kemper Investors Life Insurance


                                  RESTATEMENT
                           OF PARTICIPATION AGREEMENT

     AGREEMENT, dated as of June 10, 1999, among Counsellors Securities Inc. ("CSI"), Warburg Pincus Asset Management, Inc. ("Warburg") and/or the Warburg Pincus Funds listed on Schedule 1 (each a "Fund" and collectively the "Funds", and together with CSI and Warburg, the "Warburg Parties") and the undersigned service organization (the "Service Organization").

     WHEREAS, the parties listed above have entered into one or more agreements and fee letters (collectively, as amended to date, the "Participation Agreement") pursuant to which the Service Organization provides certain services for beneficial investors in shares of one or more Fund portfolios through an insurance company separate account; and

     WHEREAS, Credit Suisse Group ("Credit Suisse") (i) has agreed to acquire the parent companies of Warburg and CSI (the "Acquisition") and, simultaneously or within a short time thereafter, (ii) intends to combine CSI's immediate parent company, Warburg, with Credit Suisse's indirect, wholly-owned U.S. asset management subsidiary, Credit Suisse Asset Management, LLC, and in connection therewith reorganize ownership of CSI such that CSI will no longer be a subsidiary of Warburg, but will become a separate indirect, wholly-owned subsidiary of Credit Suisse (the "Reorganization"); and

     WHEREAS, the Acquisition and the Reorganization may each constitute an "assignment" (as defined in the Investment Company Act of 1940, as amended (each, an "Assignment")) of the Participation Agreement by one or more Warburg Parties; and

     WHEREAS, CSI will be required to cease serving as Fund distributor within a limited period of time following the Acquisition, and Provident Distributors, Inc. ("PDI") will be appointed as Fund distributor.

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1. Notwithstanding anything in the Participation Agreement to the contrary, this Agreement restates and incorporates by reference the Participation Agreement as of the effective date(s) of the Acquisition and the Reorganization. Without limiting the generality of the foregoing, following the effective dates(s) of each Assignment, except as contemplated herein (including section 3 below), the relevant Warburg Parties agree to continue to be responsible for the same obligations and will make the same representations, warranties and covenants (including any obligations to pay fees) as set forth in the Participation Agreement, and the Service Organization agrees to make the same representations, warranties and covenants and perform the same services as set forth in the Participation Agreement.

2. With the occurrence of each Assignment, the Participation Agreement will be deemed to terminate and to have been superseded by this Agreement (including the Participation Agreement incorporated by reference). Consequently, in interpreting the responsibilities of the parties following the effective date(s) of the Acquisition and the Reorganization, reference to the Participation Agreement shall mean this Agreement and any subsequent restatements and amendments thereof.

3. The relevant Warburg Parties reserve the right (without further consent from Service Organization) to enter into an agreement pursuant to which CSI as Fund distributor would assign CSI's responsibilities as such to PDI (pursuant to which agreement PDI shall assume responsibility for the obligations, representations, warranties and covenants of CSI, in its capacity as Fund distributor, under the Participation Agreement), in which case all references to CSI in the Participation Agreement shall be deemed to represent, as appropriate, a reference to CSI and/or PDI.

4. Notwithstanding anything in the Participation Agreement to the contrary, the Funds covered by the
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Participation Agreement shall consist of those open-end investment companies
(and portfolios thereof) that hold themselves out as part of the Warburg Pincus family of funds and which were established to serve as investment vehicles for separate accounts that issue variable annuity and variable life insurance contracts (currently listed on Schedule 1).

5. Except as contemplated herein, the provisions of the Participation Agreement are ratified and affirmed in all respects.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement by a duly authorized officer as of the date first above written.

KEMPER INVESTORS LIFE INSURANCE

  By:     /s/ Otis R. Heldman, Jr.
          -----------------------------

  Name:   Otis R. Heldman, Jr.
          -----------------------------

  Title:  Vice President - Marketing
          -----------------------------


  Date:      6/21/99
          -----------------------------

COUNSELLORS SECURITIES INC.
WARBURG PINCUS ASSET MANAGEMENT, INC.
EACH OF THE WARBURG PINCUS FUNDS LISTED ON SCHEDULE 1


  By:     /s/ Janna Manes
          -----------------------------
  Name:   Janna Manes

  Title:  Vice President and Secretary

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                                   Schedule 1
                                   ----------


Warburg Pincus Trust
      Emerging Growth Portfolio
      Emerging Markets Portfolio
      Growth & Income Portfolio
      International Equity Portfolio
      Post-Venture Capital Portfolio
      Small Company Growth Portfolio

Warburg Pincus Trust II
      Fixed Income Portfolio
      Global Fixed Income Portfolio